Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Edgewell Personal Care Company of our report dated November 17, 2025, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Edgewell Personal Care Company's Annual Report on Form 10-K for the year ended September 30, 2025.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
March 19, 2026

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